SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TARRANT APPAREL GROUP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No Fee Required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, no par value

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

Tarrant Apparel Group

801 South Figueroa Street, Suite 2500

Los Angeles, CA 90017

IMPORTANT REMINDER TO VOTE YOUR PROXY

July 22, 2009

Dear Tarrant Shareholder:

Our records indicate that your vote on the proposed merger with Sunrise Acquisition Company, LLC and Sunrise Merger Company has not yet been received. The special meeting of shareholders of Tarrant Apparel Group will be held at our corporate headquarters at 801 South Figueroa Street, Suite 2500, Los Angeles, California on Thursday, August 20, 2008, at 10:00 a.m. local time. Please take a moment right now to ensure that your shares are represented at this important meeting.

In the proposed merger, shares of Tarrant common stock will be converted into the right to receive $0.85 per share in cash without interest. For the vote to pass, the Company needs the support of 2/3 of the outstanding shares of Tarrant common stock.

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES TODAY BY PHONE, INTERNET OR BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD.

In order to ensure that you have an opportunity to vote, no matter how few or how many shares you may own, we enclosed an additional proxy card, and Internet and phone instructions below, that will allow you to exercise your rights as a shareholder. If you do nothing, it is the equivalent of voting no.

Your board of directors (other than Messrs. Guez and Kay who make no recommendation in their capacity as directors due to their interest in the merger) unanimously recommends that Tarrant shareholders vote “FOR” both the proposed merger and the proposal to adjourn the special meeting if necessary to solicit additional votes.

RiskMetrics Group (formerly known as ISS), the largest proxy voting advisory service, joins our Board of Directors in recommending that stockholders vote FOR both the proposed merger and the proposal to adjourn the special meeting. In their report, RiskMetrics states, “based on a review of the terms of the transaction… the premium to all shareholders, the negotiated increase in consideration, and the positive market reaction, shareholder support for this merger is warranted.”

Please vote today by telephone or by Internet pursuant to the instructions enclosed. Remember – every share and every vote counts! Alternatively, you may sign, date and mail your proxy card in the envelope provided. If you have any questions, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

Thank you in advance for voting promptly.

Sincerely,

/s/ Patrick Chow
Patrick Chow Chief Financial Officer and Corporate Secretary